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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported)   April 30, 1999
                                                           --------------

                         ABR Information Services, Inc.
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               (Exact Name of Registrant as Specified in Charter)



            Florida                   0-24132                 59-3228107
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(State or Other Jurisdiction      (Commission File          (IRS Employer
 of Incorporation)                     Number)            Identification No.)



            34125 U.S. Highway 19 North, Palm Harbor, FL 34684-2141
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   (Address of Principal Executive Offices)                   (Zip Code)



  Registrant's telephone number, including area code            (727) 785-2819


                                      N/A
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             (Former Name or Address, if Changed since Last Report)

Items 1-4.      Not Applicable.

Item 5.  Other Events.

         On April 30, 1999, ABR Information Services, Inc., a Florida corporation (the "Company"), Ceridian Corporation, a Delaware corporation ("Ceridian") and Spring Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Ceridian ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of April 30, 1999 (the "Agreement"). Pursuant to the Agreement and subject to the terms and conditions thereof, Merger Sub will commence a tender offer (the "Offer") within five business days after the date thereof for all of the issued and outstanding shares of the Common Stock of the Company, par value $0.01 per share (the "Shares"), at a price of $25.50 per Share, in cash. At the Effective Time (as defined in the Agreement) and subject to the terms and conditions of the Agreement, Merger Sub will be merged with and into the Company (the "Merger") and the Company shall be the surviving corporation. Pursuant to the Merger, each Share, other than Shares owned by Ceridian, Merger Sub or any other direct or indirect subsidiary of Ceridian or the Company, Shares held in treasury or Shares with respect to which appraisal rights are exercised under the Florida Business Corporation Act, will be converted into the right to receive an amount in cash equal to $25.50 or such greater amount which may be paid pursuant to the Offer. The foregoing description is qualified in its entirety by reference to the Agreement.


Items 6-9     Not Applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ABR INFORMATION SERVICES, INC.


                                                By  /s/ James P. O'Drobinak
                                                  ------------------------------
                                                  Name:  James P. O'Drobinak
                                                  Title: Chief Financial Officer


Date: May 3, 1999